Exhibit 99.1

      JACKSONVILLE BANCORP ANNOUNCES 32.24% INCREASE IN QUARTERLY EARNINGS

    JACKSONVILLE, Fla., July 29 /PRNewswire-FirstCall/ -- Jacksonville Bancorp, Inc. (Nasdaq: JAXB) reported quarterly net earnings of $443,000, or $.26 per basic and $.25 per diluted share, for the second quarter of 2005, compared to $335,000, or $.23 and $.20 per basic and fully diluted share, respectively, for the second quarter of 2004. Second quarter 2005 earnings increased $76,000, or $0.05 per basic and diluted share, compared to first quarter of 2005 earnings of $367,000, or $0.21 per basic and $0.20 per fully diluted share, respectively.

    (Logo: http://www.newscom.com/cgi-bin/prnh/20020410/JAXBLOGO )

    Second quarter 2005 net interest income increased 30.67% to $2.13 million, from $1.63 million in 2004, primarily due to significant new loan volume and rising interest rates. The net interest margin increased by 21 basis points to 3.72%, from 3.51% for the same period in 2004. Average gross loans increased 23.40%, from $165.4 million to $204.1 million. Credit quality continues to outperform the peer group as nonperforming assets were .15% as a percentage of assets.

    "We had very strong asset growth in the second quarter. We have experienced extraordinary loan growth while maintaining tremendous asset quality," stated Gilbert J. Pomar, III, President and Chief Executive Officer. "Our margins continue to improve and our deposit mix is very strong. The initiatives we have in place to increase our lower cost core deposits are beginning to pay dividends. We expect 2005 will be an exceptional year in terms of both growth and profitability."

    Noninterest income increased by 15.87% over second quarter 2004 partially due to income earned on a $4.5 million Bank-Owned Life Insurance contract entered into by the bank during the second quarter to help offset the cost of employee benefits. Noninterest expense increased by 23.02% over the 2004 period, due primarily to investments in the infrastructure to support asset growth and further advance the Company's presence.

    For the first six months of 2005, Jacksonville Bancorp reported diluted earnings per share of $0.45, a $.01 increase over the same period in 2004. Net income for the first six months was $810,000 which represents a 12.81% increase over the $718,000 earned during the same period in 2004.

    Total assets increased 13.93% to $249.5 million, from $219.0 million in 2004. Total loans and deposits increased 26.24% and 5.51%, respectively, with gross loans of $211.2 million, up from $167.3 million in 2004, and deposits rising to $210.9 million from $199.9 million.

    Jacksonville Bancorp, Inc., a bank holding company, is the parent of The Jacksonville Bank, a Florida state-chartered bank focusing on the Northeast Florida market. The Jacksonville Bank opened for business on May 28, 1999 and provides a variety of community banking services to businesses and individuals in Jacksonville, Florida. More information is available at its website at http://www.jaxbank.com.

    The statements contained in this press release, other than historical information, are forward-looking statements, which involve risks, assumptions, and uncertainties. The risks, uncertainties, and factors affecting actual results include but are not limited to: our relatively limited operating history; economic and political conditions, especially in North Florida; competitive circumstances; bank regulation, legislation, accounting principles, and monetary policies; the interest rate environment; success in minimizing credit risk and nonperforming assets; and technological changes. The Company's actual results may differ significantly from the results discussed in forward-looking statements. Investors are cautioned not to place undue reliance on forward-looking statements, which speak only as of the date hereof. The Company does not undertake, and specifically disclaims, any obligation to publicly release any revisions to these forward-looking statements to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events. Additional information regarding risk factors can be found in the Company's filings with the Securities and Exchange Commission.

                           JACKSONVILLE BANCORP, INC.
                                   (Unaudited)
                  (Dollars in thousands except per share data)

                                           Three Months Ended                 Six Months Ended
                                                June 30,                          June 30,
                                      -----------------------------     -----------------------------
                                          2005             2004             2005             2004
                                      ------------     ------------     ------------     ------------
Earnings Summary
-----------------------------------
Total interest income                 $      3,639     $      2,528     $      6,996     $      4,960
Total interest expense                       1,512              895            2,825            1,747
                                      ------------     ------------     ------------     ------------
  Net interest income                        2,127            1,633            4,171            3,213
Provision for loan losses                      164               58              228              184
                                      ------------     ------------     ------------     ------------
  Net interest income
   after provision for
   loan losses                               1,963            1,575            3,943            3,029
Noninterest income                             241              208              464              426
Noninterest expense                          1,523            1,238            3,127            2,304
                                      ------------     ------------     ------------     ------------
  Income before income tax                     681              545            1,280            1,151
Income tax provision                           238              210              470              433
                                      ------------     ------------     ------------     ------------
  Net income                          $        443     $        335     $        810     $        718
                                      ============     ============     ============     ============

Summary Average Balance Sheet
-----------------------------------
Loans, gross                          $    204,079     $    165,377     $    199,880     $    160,481
Securities                                  24,596           15,089           25,085           15,513
Other earning assets                         1,567            9,860            1,209            7,852
                                      ------------     ------------     ------------     ------------
  Total earning assets                     230,242          190,326          226,174          183,846
Other assets                                 9,761            7,493            8,886            6,993
                                      ------------     ------------     ------------     ------------
  Total assets                        $    240,003     $    197,819     $    235,060     $    190,839
                                      ============     ============     ============     ============
Interest bearing
 liabilities                          $    191,180     $    161,127     $    186,746     $    156,138
Other liabilities                           30,615           23,429           30,255           21,406
Shareholders' equity                        18,208           13,263           18,059           13,295
                                      ------------     ------------     ------------     ------------

  Total liabilities and
   shareholders' equity               $    240,003     $    197,819     $    235,060     $    190,839
                                      ============     ============     ============     ============

Per Share Data
-----------------------------------
Basic earnings per share              $       0.26     $       0.23     $       0.47     $       0.49
Diluted earnings per share            $       0.25     $       0.20     $       0.45     $       0.44
Basic weighted average
 shares outstanding                      1,710,527        1,487,467        1,709,325        1,478,505
Diluted weighted average
 shares outstanding                      1,798,629        1,667,874        1,796,009        1,634,249
Total shares outstanding
 at end of period                        1,711,666        1,510,116        1,711,666        1,510,116
Closing market price
 per share                            $      28.13     $      25.30     $      28.13     $      25.30

Selected Ratios
-----------------------------------
Return on average assets                      0.75%            0.68%            0.70%            0.76%
Return on average equity                      9.76%           10.16%            9.05%           10.86%
Average equity to average
 assets                                       7.59%            6.70%            7.68%            6.97%
Interest rate spread                          3.17%            3.11%            3.19%            3.18%
Net interest margin                           3.70%            3.45%            3.72%            3.51%
Allowance for loan losses as
 a percentage of total loans                  0.93%            1.10%            0.93%            1.10%
Net charged off loans as a
 percentage of average loans                  0.05%            0.00%            0.05%            0.01%

                                                June 30,
                                      -----------------------------
Summary Balance Sheet                     2005             2004
-----------------------------------   ------------     ------------
Cash and cash equivalents             $      5,689     $     28,532
Securities                                  24,472           20,052
Loans, net                                 209,218          165,501
All other assets                            10,161            4,874
                                      ------------     ------------
 Total assets                         $    249,540     $    218,959
                                      ============     ============
Deposit accounts                      $    210,889     $    199,930
All other liabilities                       20,000            4,662
Shareholders' equity                        18,651           14,367
                                      ------------     ------------
  Total liabilities and
   shareholders' equity               $    249,540     $    218,959
                                      ============     ============

SOURCE  Jacksonville Bancorp, Inc.
    -0-                             07/29/2005
    /CONTACT:     /
    /Photo:  NewsCom:  http://www.newscom.com/cgi-bin/prnh/20020410/JAXBLOGO
              AP Archive:  http://photoarchive.ap.org
              PRN Photo Desk, photodesk@prnewswire.com /
    /Web site: http://www.jaxbank.com /